Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 (No. 333-257215) of Canadian Pacific Railway Limited and Canadian Pacific Railway Company of our report dated January 29, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting of Kansas City Southern, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

November 15, 2021